EXHIBIT (10)F



                           AMENDMENT TO THE
              RESTATED FIRST OF AMERICA BANK CORPORATION
                        1987 STOCK OPTION PLAN

     WHEREAS, First of America Bank Corporation (the "Company") has adopted the Restated First of America Bank Corporation 1987 Stock
Option Plan (the "Plan"); and

     WHEREAS, the Company has determined that it is in its best interests to amend the Plan:

     NOW THEREFORE, the Plan is amended as follows:

     Section 11 of the Plan is amended to read in its entirety as follows:

     11   Limited Stock Appreciation Rights.
          Notwithstanding anything to the contrary herein, and except as provided below, on the effective date of a Change in Control or a liquidation or dissolution of the Corporation, each option granted under this Plan but not yet exercised will be immediately cancelled and in lieu of further rights under the option, the optionee will receive from the Corporation in cash the difference between the fair market value and the option price, multiplied by the number of shares to which the option related. For purposes of this Section, the fair market value of a Share of a Common Stock of the Corporation shall be determined in the same manner as provided in Section 5 on the latest trading day for which sales or quotations are reported preceding such effective date or, if greater, the price or value received by shareholder for a Share of Common Stock of the Corporation with respect to the largest number of Shares the ownership of which is transferred in conjunction with such Change in Control, liquidation or dissolution of the Corporation. Prior to paying to the optionee the amount provided by the limited stock appreciation rights described in this Section 11, the Committee shall receive an option, dated as of the Change in Control from the independent auditors of the surviving company, that the limited stock appreciation rights granted in this Section 11 will not prevent the Change in Control from being accounted for as a pooling of interests. If the Committee does not receive the required opinion, it may declare this section 11 to be nullified.
          In such case, all Options shall become immediately and fully exercisable upon the Change in Control.

                              FIRST OF AMERICA BANK CORPORATION



Dated:  November 30, 1997     By:  /s/ RICHARD V. WASHBURN
                                   Richard V. Washburn
                                   Executive Vice President
                                   and Secretary